EXHIBIT 11.1

     (Loss)/earnings per share data is calculated as follows:

      --------------------------------------------------------------------------------------- ----------------
      BASIC INCOME PER SHARE FOR THE QUARTER ENDED SEPTEMBER 30, 2000                                     $
      --------------------------------------------------------------------------------------- ----------------

      --------------------------------------------------------------------------------------- ----------------
      Net loss available to common stockholders from continuing operations                       (1,538,741)
      --------------------------------------------------------------------------------------- ----------------
      Net income available to common stockholders from discontinued operations                    7,420,208
                                                                                                  ---------
      --------------------------------------------------------------------------------------- ----------------
      Total net income                                                                            5,881,467
      ----------------------------------------------------- ---------------- ---------------- ----------------

      ----------------------------------------------------- ---------------- ---------------- ----------------
      DATES OUTSTANDING                                            SHARES      FRACTION OF         WEIGHTED
                                                              OUTSTANDING           PERIOD          AVERAGE
                                                                                                     SHARES
      ----------------------------------------------------- ---------------- ---------------- ----------------
      July 1, 2000                                              9,315,265                         9,315,265
      ----------------------------------------------------- ---------------- ---------------- ----------------
      July 1, 1999 to September 30, 2000
      ----------------------------------------------------- ---------------- ---------------- ----------------
                                                                 _______-                -                  -
                                                                        -                     ---------------
      ----------------------------------------------------- ---------------- ---------------- ----------------
      WEIGHTED AVERAGE SHARES                                   9,315,265                         9,315,265
                                                                =========                         =========
      ----------------------------------------------------- ---------------- ---------------- ----------------

      --------------------------------------------------------------------------------------- ----------------
      BASIC LOSS PER SHARE FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999                                  $
      --------------------------------------------------------------------------------------- ----------------

      --------------------------------------------------------------------------------------- ----------------
      Net loss available to common stockholders from continuing operations                         (772,318)
      --------------------------------------------------------------------------------------- ----------------
      Net loss available to common stockholders from discontinued operations                     (2,155,502)
                                                                                                 -----------
      --------------------------------------------------------------------------------------- ----------------
      Total net loss                                                                             (2,927,820)
                                                                                                 ===========
      ----------------------------------------------------- ---------------- ---------------- ----------------

      ----------------------------------------------------- ---------------- ---------------- ----------------
      DATES OUTSTANDING                                            SHARES      FRACTION OF         WEIGHTED
                                                              OUTSTANDING           PERIOD          AVERAGE

                                                                                                     SHARES

      ----------------------------------------------------- ---------------- ---------------- ----------------
      July 1, 1999                                              6,329,731             1,00        6,329,731
      ----------------------------------------------------- ---------------- ---------------- ----------------
      July 1, 1999to September 30, 1999

      ----------------------------------------------------- ---------------- ---------------- ----------------
      Options converted to shares during the quarter               80,000             0,50           40,000
      ----------------------------------------------------- ---------------- ---------------- ----------------
             Debentures converted into shares during the
             Quarter                                             __16,500             0,50            8,250
                                                                   ------                      ------------
      ----------------------------------------------------- ---------------- ---------------- ----------------
      WEIGHTED AVERAGE SHARES                                   6,426,231                         6,377,981
                                                                =========                         =========
      ----------------------------------------------------- ---------------- ---------------- ----------------


                                                                    EXHIBIT 11.1

     (Loss)/earnings per share data is calculated as follows:
      --------------------------------------------------------------------------------------- ----------------
      DILUTED INCOME PER SHARE FOR THE QUARTER ENDED SEPTEMBER 30, 2000                                   $
      --------------------------------------------------------------------------------------- ----------------
      Net loss available to common stockholders from continuing operations                       (1,538,741)
      --------------------------------------------------------------------------------------- ----------------
      Add impact of assumed conversions                                                             308,081
                                                                                                 ----------
      --------------------------------------------------------------------------------------- ----------------
                                                                                                 (1,230,660)

      --------------------------------------------------------------------------------------- ----------------
      Net income available to common stockholders from discontinued operations                    7,420,208
                                                                                                  ---------
      --------------------------------------------------------------------------------------- ----------------
      ADJUSTED NET INCOME                                                                         6,189,548
                                                                                                  ---------
      --------------------------------------------------------------------------------------- ----------------
      Weighted average shares                                                                     9,315,265
      --------------------------------------------------------------------------------------- ----------------
      Warrants and options not yet exercised                                                        255,455
      --------------------------------------------------------------------------------------- ----------------
      Increasing rate debentures                                                                  1,263,158
                                                                                                 ----------
      --------------------------------------------------------------------------------------- ----------------
      ADJUSTED WEIGHTED AVERAGE SHARES                                                           10,833,878
                                                                                                 ==========
      --------------------------------------------------------------------------------------- ----------------

      --------------------------------------------------------------------------------------- ----------------
      DILUTED LOSS PER SHARE FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999                                 $
      --------------------------------------------------------------------------------------- ----------------
      Net loss available to common stockholders from continuing operations                          (772,318)
      --------------------------------------------------------------------------------------- ----------------
      Add impact of assumed conversions                                                              621,059
                                                                                                 -----------
      --------------------------------------------------------------------------------------- ----------------
                                                                                                    (151,259)

      --------------------------------------------------------------------------------------- ----------------
      Net loss available to common stockholders from discontinued operations                      (2,155,502)
                                                                                                  -----------
      --------------------------------------------------------------------------------------- ----------------
      ADJUSTED NET LOSS                                                                           (2,306,761)
                                                                                                  ===========
      --------------------------------------------------------------------------------------- ----------------
      Weighted average shares                                                                      6,377,981
      --------------------------------------------------------------------------------------- ----------------
      Warrants and options not yet exercised                                                         280,198
      --------------------------------------------------------------------------------------- ----------------
      9% convertible debentures                                                                      740,916
      --------------------------------------------------------------------------------------- ----------------
      Increasing rate debentures                                                                   1,578,947
                                                                                                   ---------
      --------------------------------------------------------------------------------------- ----------------
      ADJUSTED WEIGHTED AVERAGE SHARES                                                             8,978,042
                                                                                                   =========
      --------------------------------------------------------------------------------------- ----------------